Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement No. 333-148323 of Center Bancorp, Inc. on Form S-8 of our report dated June 29, 2010, appearing in this Annual Report on Form 11-K of the Union Center National Bank 401(k) Profit Sharing Plan for the year ended December 31, 2009.

/s/ ParenteBeard LLC

ParenteBeard LLC
Reading, Pennsylvania
June 29, 2010